BUCHANAN INGERSOLL
                         PROFESSIONAL CORPORATION

                                Attorneys

                                              One Oxford Centre
                                              301 Grant Street, 20th Floor
                                              Pittsburgh, PA  15219-1410

                                              Telephone: 412-562-8800
                                              Fax: 412-562-1041

                            December 13, 1995



Board of Directors
Kennametal Inc.
Route 981 at Westmoreland County Airport
Latrobe, PA  15650

Ladies and Gentlemen:

      We have acted as counsel to Kennametal Inc., a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 750,000 shares of the Corporation's capital stock, par value $1.00 per share, (the "Capital Stock"), pursuant to the terms of the Kennametal Inc. Performance Bonus Stock Plan of 1995 (the "Plan").

      In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Capital Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Capital Stock will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  BUCHANAN INGERSOLL
                                                  PROFESSIONAL CORPORATION


                                                  By: RONALD BASSO
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